                                                                   Exhibit 10.71

                         EXECUTIVE SEVERANCE AGREEMENT

     THIS EXECUTIVE SEVERANCE AGREEMENT (the "Agreement") is entered into as of the 1st day of January, 1999, by and between RightCHOICE Managed Care, Inc., a Missouri corporation ("RightCHOICE"), and Angela Braly (the "Executive").

                             W I T N E S S E T H:

     WHEREAS, RightCHOICE has engaged the services of Executive as an "at-will" employee of RightCHOICE; and

     WHEREAS, RightCHOICE and Executive have entered into an Officer Severance Agreement dated as of Jan. 1, 1999 (the "Officer Agreement") under which, as a condition of Executive's employment, Executive has agreed to be bound by certain covenants set forth in the Officer Agreement and RightCHOICE has agreed to provide Executive certain severance benefits upon the terms and conditions set forth in the Officer Agreement;

     WHEREAS, the Compensation Committee of RightCHOICE's Board of Directors believes that the concerns applicable to senior executives when certain corporate events occur are such that, in order to facilitate senior executives' focusing on management issues in a manner that best serves the interests of all stakeholders, such executives of RightCHOICE should have the protections set forth herein in the event that a Change in Control, as defined herein, occurs;

     NOW, THEREFORE, in consideration of the mutual promises herein contained, and intending to be legally bound, the parties hereto do hereby agree as follows:

                                   SECTION 1
                                   ---------
                               TERM OF AGREEMENT
                               -----------------

     The Agreement shall be effective as of the date first written above and shall continue in effect until terminated in accordance with the provisions of
Section 5 hereof.

                                   SECTION 2
                                   ---------
                                  DEFINITIONS
                                  -----------

     The following definitions shall apply for purposes of the Agreement:

     A.   Affiliate. "Affiliate" shall have the same meaning as it is given in
          ---------
the Officer Agreement.

     B.   Annual Compensation. "Annual Compensation" shall mean the highest
          -------------------
aggregate amount of the following items of compensation paid in cash (or which would have been paid in cash if they were not deferred pursuant to any qualified or nonqualified deferred compensation arrangement or contributed to a welfare benefit plan pursuant to an election under a cafeteria plan) to Executive by the Company during a calendar year which is in the most recent five-consecutive-calendar-year period (or such shorter period of consecutive calendar years during which Executive has been employed by the Company) ending on or before the date of a Change in Control:

               (i)  base salary; and

               (ii) payments under any of the following incentive programs:

                         .    Supplemental Income Plan;

                         .    Short Term Public Offering Bonus;

                         .    Management Incentive Plan (MIP);

                         .    ABCBS Incentive Plan (AIP);

                         .    Long Term Incentive Program;

                         .    Sign-On Bonus;

                         .    Equity 2000;

                         .    Cost Reduction Incentive Plan;

                         .    Sales Incentive Plan; and

                         . payments under any other incentive programs to the extent that the Compensation Committee of the RightCHOICE Managed Care, Inc. Board of Directors specifically approves payments under such incentive programs for inclusion in Annual Compensation for purposes of this Agreement.

For purposes of clarity and without limiting the generality of the foregoing definition, no amounts paid to Executive pursuant to any qualified or nonqualified deferred compensation arrangement, any cafeteria plan or any other benefit plan qualify for inclusion in Annual Compensation, regardless of the source of any such amounts and no award of stock options, restricted stock or other rights under the Equity Incentive Plan, nor any amounts received or income recognized in connection with receipt of any such award or exercise of any rights under any such award, shall be included in Annual Compensation.

     C.   Base Pay. "Base Pay" shall have the same meaning as that term is given
          --------
under the Officer Agreement.

     D.   Cause. "Cause" shall have the same meaning as that term is given under
          -----
the Officer Agreement.

     E.   Change in Control. "Change in Control" shall mean the occurrence,
          -----------------
while Executive is employed by Company and this Agreement is in effect, of any one or more of the following events:

               (i) the merger, consolidation or other reorganization of Company in which any class of the outstanding common stock of Company is converted into or exchanged for a different class of securities of the Company, a class of securities of any other issuer, except an Affiliate, cash or other property (provided, however, that, regardless of anything to the contrary in this Agreement, the conversion or exchange of the outstanding Class B common stock of RightCHOICE Managed Care, Inc. into or for Class A common stock of RightCHOICE Managed Care, Inc. shall not be deemed to be a Change in Control);

               (ii) the sale, lease or exchange of all or substantially all of the assets of Company or Parent to any other corporation or entity (except an Affiliate);

               (iii) the final adoption, in a manner making such plan legally effective without any higher level of approval or action, of a plan of complete liquidation and dissolution of the Company or Parent;

               (iv) the acquisition (other than acquisition pursuant to any other clause of this definition) by any person or entity (including without limitation a partnership, limited partnership, syndicate or other group), of more than fifty (50) percent (based on total voting power) of any class of Company's or Parent's outstanding stock (or other equity ownership interests); provided, however, that nothing in this Section 2(E)(iv) shall be construed as deeming a Change in Control to have occurred if any such person or entity that is considered to own more than fifty (50) percent (based on total voting power) of such class of Company's or Parent's outstanding stock (or other equity ownership interests) prior to such acquisition, acquires additional shares of such class of stock (or other equity ownership). Where an entity does not have outstanding stock (such as the Parent), the above will be deemed to have occurred if a transaction occurs in which the entity becomes subject to the direction or oversight by a person that is not an Affiliate, and such direction or oversight includes the ability of the person to set policy for the entity, and/or govern the operations of the Parent, and/or control the entity's assets or the stock the entity owns in RightCHOICE Managed Care, Inc.

               (v) as a result of, or in connection with, a contested election of directors of the Company, the persons who were directors of Company before such election cease to constitute a majority of the directors of Company;

               (vi) as a result of, or in connection with, an election of directors of Parent, the persons who were directors of Parent before such election cease to constitute a majority of the directors of Parent; or

               (vii) RightCHOICE Managed Care, Inc. ceasing to have a class of its stock listed and actively traded on a nationally recognized stock exchange.

In the event that no single transaction or event has occurred that qualifies as a Change in Control under the foregoing definition, in determining whether a Change in Control has occurred, a series of transactions and/or events may be considered to be a single transaction or event; provided, however, that elections occurring during no more than eighteen (18) months shall be aggregated for purposes of determining whether a series of transactions or events qualifies as a Change in Control under Section 2(E)(v) or 2(E)(vi). If a series of transactions and/or events is deemed to constitute a single transaction or event constituting a Change in Control under the preceding sentence, such Change in Control will be deemed to occur on the date of completion of the last transaction or event included in the series of transactions and/or events constituting such Change in Control or such earlier date after the beginning of such series or transactions and/or events as Executive elects. Any person or entity that is regularly in the business of lending money may, under the terms of an agreement executed in connection with extending financing, be granted the right to enforce covenants requiring certain financial ratios or business practices to be maintained, so long as such requirements are typical of the covenants required by lenders generally in connection with financing similar to that provided in connection with such agreement, without a Change in Control being deemed to have occured. For purposes of this definition only, no entity shall be considered a Parent or an Affiliate unless such entity had that status prior to the transaction or event (or the first in a series of transactions and/or events aggregated as a single transaction or event pursuant to this paragraph) that would have constituted a Change in Control.

     F.   Code. "Code" shall have the same meaning as that term is given under
          ----
the Officer Agreement.

     G.   Company. "Company" shall mean RightCHOICE, except that, if any person
          -------
or entity other than RightCHOICE employs Executive and is obligated by agreement, operation of law or otherwise to abide by and be bound by the provisions of this Agreement, then "Company" shall mean that person or entity; provided, however, that the substitution of another person or entity as "Company" under this Agreement shall not be construed as removing from, or eliminating with respect to, RightCHOICE or any other person or entity that subsequently employs Executive and becomes bound by the provisions of this Agreement, any of the protections, rights and remedies accruing to the "Company" under the provisions of Section 4 of this Agreement.

     H.   Date of Termination. "Date of Termination" shall mean the effective
          -------------------
date of Executive's termination of employment. If Executive delivers a Notice of Termination hereunder to Company, then the Date of Termination shall be thirty
(30) days following the date such Notice of Termination is delivered or mailed to Company in accordance with Section 6(B) hereof; provided, however, that in such event Company shall have the right to accelerate such Date of Termination by written notice of such acceleration delivered or mailed to Executive in accordance with Section 6(B) hereof. If Company delivers or mails a Notice of Termination hereunder to Executive in accordance with Section 6(B) hereof, then the Date of Termination shall be the date specified by Company in such Notice of Termination.

     I.   Designated Beneficiary. "Designated Beneficiary" shall mean the
          ----------------------
beneficiary designated by Executive in accordance with the Officer Agreement.

     J.   Disabled. "Disabled" shall have the same meaning as that term is given
          --------
under the Officer Agreement.

     K.   Employee Statement. "Employee Statement" shall have the same meaning
          ------------------
as that term is given under the Officer Agreement.

     L.   Executive Severance Benefits. "Executive Severance Benefits" shall
          ----------------------------
mean the benefits described in Section 3(B) hereof.

     M.   Good Reason. "Good Reason" shall mean the occurrence, without the
          -----------
written consent of Executive and within twenty-four (24) months following a Change in Control, of any one or more of the following events (provided, however, that none of the following events shall constitute Good Reason if at the time of the occurrence of such event, or during the three-month period prior to such occurrence, there is Cause):

                    (i) the assignment to Executive of any duties or responsibilities inconsistent with Executive's status as a senior executive (that is, an executive holding the position of Senior Vice President or above) of Company or a substantial adverse alteration in the nature or status of Executive's responsibilities, job title or position from those in effect immediately prior to the Change in Control;

                    (ii) a reduction by Company in the annual base salary that was applicable to Executive immediately prior to the Change in Control, a change to the short-term bonus formula that was applicable to Executive immediately prior to the Change in Control that reduces the amount payable at target level of performance, or a change to the long-term incentive formula that was applicable to Executive immediately prior to the Change in Control that reduces the stock options (or other award) at target level of performance;

                     (iii) the relocation of Executive's principal place of performing his duties as an employee of the Company to a location in excess of seventy-five (75) miles from the location that was, immediately prior to the Change in Control, Executive's principal place of performing his duties as an employee of Company;

                     (iv) a material reduction in the benefits and perquisites provided to Executive by Company or which Executive was eligible to receive from Company immediately prior to the Change in Control; or

                     (v)   Company's terminating the Agreement in violation of
          Section 5 hereof.

     N.   Good Reason Termination. "Good Reason Termination" shall mean
          -----------------------
Executive's terminating employment with the Company following the occurrence of an event constituting Good Reason, but only if:

               (i) Executive, within sixty (60) days after being notified of or becoming aware of such event, objects to such event by delivering Notice of Termination to Company in accordance with Section 6(B) hereof;

               (ii)  Company, having received Notice of Termination pursuant to
     Section 2(N)(i), does not reverse the action or otherwise remedy the situation cited in the Notice of Termination as constituting Good Reason within ten (10) days after receiving such Notice of Termination; and

               (iii) Executive terminates employment within three (3) months after being notified of or becoming aware of the occurrence of the event cited as constituting Good Reason in the Notice of Termination.

     O. Involuntary Termination. "Involuntary Termination" shall mean the termination of Executive's employment by action of Company within twenty-four
(24) months following a Change in Control for any reason other than Cause; provided, however, that the termination of Executive's employment by Company shall not be an Involuntary Termination if, immediately following such termination of employment, Executive is employed by another employer that is to abide by the provisions of this Agreement as described in Section 2(G) hereof.

     P.   Notice of Termination. "Notice of Termination" shall mean:
          ---------------------

               (i) a notice from Executive to Company advising Company of Executive's decision to terminate Executive's employment; or

               (ii) a notice from Company to Executive advising Executive of Company's decision to terminate Executive's employment.

A Notice of Termination shall be delivered or mailed in accordance with Section 6(B) hereof. If a Notice of Termination is from Executive to Company and if Executive believes such termination is for Good Reason, then such Notice of Termination shall specify that such termination is a termination for Good Reason, the event(s) which Executive believes constitute Good Reason and the facts and circumstances supporting such belief of Executive. If a Notice of Termination is from Company to Executive and if Company believes such termination is for Cause, then such Notice of Termination shall specify that such termination is for Cause and shall set forth in reasonable detail the facts and circumstances supporting such belief of Company.

     Q.   Parent. "Parent" shall mean any entity owning, directly or indirectly,
          ------
fifty percent (50%) or more (based on voting power) of the Company's outstanding stock or other equity ownership interests.

     R.   Standard Severance Benefits. "Standard Severance Benefits" shall mean
          ---------------------------
the benefits described in Section 3(A) of the Officer Agreement.

                                   SECTION 3
                                   ---------
                              SEVERANCE BENEFITS
                              ------------------

     A.   Standard Severance Benefits. No benefits shall be payable to Executive
          ---------------------------
under this Agreement unless and until all conditions specified herein are met, including, without limitation, the occurrence of a Change in Control with the necessary subsequent effect on Executive's employment. Prior to the occurrence of a Change in Control, any severance benefits due to Executive upon termination of employment with Company will be determined solely under the Officer Agreement. Executive agrees that, if at any time Executive qualifies for benefits under this Agreement, the Officer Agreement will terminate automatically and the terms of the Officer Agreement will be given no further effect whatsoever (except to the extent such terms are incorporated herein or items in this Agreement are determined with reference to such terms), Executive will have no rights whatsoever arising under or in connection with the Officer Agreement, no payment of any benefits provided for in the Officer Agreement will be made to Executive and this Agreement will constitute the sole and exclusive authority for payment of severance benefits to Executive. Regardless of anything to the contrary in the preceding sentence, if at any time Executive begins receiving Standard Severance Benefits, this Agreement will terminate automatically and its terms will be given no further effect whatsoever, Executive will have no rights whatsoever arising under or in connection with this Agreement, no payment of any benefits provided for herein will be made to Executive and the Officer Agreement will constitute the sole and exclusive authority of payment of severance benefits to Executive.

     B.   Executive Severance Benefits. Subject to Sections 3(C), 3(D), 3(E) and
          ----------------------------
4(D)(ii) hereof, in the event of Executive's Involuntary Termination or Good Reason Termination, Company shall pay for outplacement services for Executive of the type customarily provided by Company to senior executives at the time of Executive's Involuntary Termination or Good Reason Termination and shall pay Executive an amount equal to the greater of:

               (i)  two (2) times Executive's Annual Compensation; or

               (ii) an amount equal to:

                    (a) three (3) times Executive's Base Pay plus,

                    (b) for a period of twelve (12) months starting on the Date of Termination, an amount equal to the portion of the premiums (to the extent such premiums are due) for Executive's health, dental, vision and life insurance that is equivalent to the portion of the premiums for such coverages that the Company pays on behalf of similarly situated executives employed by Company during such twelve (12) month period.

Such Executive Severance Benefits will commence as soon as practicable following the Date of Termination, and will be paid in twenty-four (24) substantially equal monthly installments, in the case of Executive Severance Benefits under
Section 3(B)(i) above, or in thirty-six (36) monthly installments, in the case of Executive Severance Benefits under Section 3(B)(ii) above, with the first 12 such installments equaling 1/36th of the amount determined under Section 3(B)(ii)(a) plus 1/12th of the amount determined under Section 3(B)(ii)(b) above and the remaining such installments equaling 1/36th of the amount determined under Section 3(B)(ii)(a). Company's obligation to pay the amounts specified in
Section 3(B)(ii)(b) above shall be reduced by any and all amounts Company pays toward Executive's health, dental, vision and life insurance with respect to periods after the Date of Termination.

     C.   Suspension or Termination of Severance Benefits: Nonentitlement.
          ---------------------------------------------------------------

               (i)  Dispute. If at any time a party to this Agreement notifies
                    -------
     the other party pursuant to Section 6(B) hereof that one party disputes the position of the other party with respect to any provision of this Agreement, then Company may at any time elect to suspend some or all payments hereunder with respect to Executive (or elect not to commence such payments if payments have not yet commenced) until such dispute is finally resolved either by mutual written agreement of the parties or a binding arbitration award pursuant to Section 6(H) hereof. If pursuant to such resolution of the dispute, retroactive payments are to be made to Executive or payments representing reimbursements are to be made to Company, then unless otherwise provided under such resolution, such payments shall bear interest at the rate provided in Section 1274(d)(2)(B) of the Code commencing at the time such payments would have been made absent dispute (in the case of retroactive payments) or commencing at the time such payments were made (in the case of reimbursements).

               (ii)  Subsequent Employment. If at any time while Executive is
                     ---------------------
     entitled to Executive Severance Benefits hereunder, Executive is employed (including employment by the Company or an Affiliate, employment by any other employer or any form of self-employment) then (a) Company may in its discretion at any time following the date of commencement of such employment, pay to Executive the aggregate remaining amounts to be paid to Executive under Section 3(B)(i) or 3(B)(ii)(a) hereof in a lump sum; and
     (b) payments for outplacement services and payments under Section 3(B)(ii)(b) hereof shall cease as of the date of commencement of such employment, but if payments for outplacement services and/or under Section 3(B)(ii)(b) are made by Company subsequent to such date then Company may withhold the amount of any such payments from the amount otherwise to be paid pursuant to Section 3(B)(ii)(a) hereof, and Executive shall pay to Company on demand any such excess amount not so withheld, with such excess amount to bear interest at the rate provided in Section 1274(d)(2)(B) of the Code commencing thirty (30) days after such demand.

               (iii) Disability. If Executive is Disabled during any period
                     ----------
     while Executive is entitled to Executive Severance Benefits hereunder, then, during any such period that Executive is Disabled, any amounts payable under Section 3(B) hereof during such period shall be reduced (but not to less than zero) by the amounts paid or to be paid with respect to such period to Executive pursuant to any long-term disability plan maintained by Company.

               (iv)  Death. If Executive dies during any period while Executive
                     -----
     is entitled to Executive Severance Benefits hereunder, then a lump sum amount equal to the total remaining amounts payable to Executive at the time of Executive's death under Section 3(B) hereof shall be paid to Executive's Designated Beneficiary; provided, however, that such lump sum amount shall be reduced, but not to less than zero, by any amounts payable on account of Executive's death to any beneficiary designated by Executive other than Company under any Company life insurance program.

               (v)  Criminal Charges. If at any time after Executive Severance
                    ----------------
     Benefits become payable hereunder and prior to the completion of the payment of such benefits Executive is charged with a felony, or other crime involving moral turpitude, which crime relates to activities of Executive occurring during the period Executive was employed by Company or its predecessor(s) under this Agreement, then Company may suspend such payments until such criminal charge is resolved. Company shall resume payments and make any retroactive payments (with interest on such retroactive payments at the rate provided in Section 1274(d)(2)(B) of the Code) commencing at the time such payments would have been made absent suspension under this
     Section 3(C)(v) after such criminal charge is resolved; provided, however, that such payments shall cease and no further payments shall be made at any time Executive is convicted of, or enters a guilty plea to, such crime by or before a court of competent jurisdiction.

     D.   Limitations on Benefits.
          -----------------------

               (i)  Code Limitations. In the event that the aggregate of any
                    ----------------
     amounts payable to or on behalf of Executive under the Agreement and under any other plan, agreement or policy of Company or any Affiliate would otherwise result in the imposition of tax under Section 4999 of the Code due to an excess parachute payment, as determined by Company's independent auditors, then the amounts payable to or on behalf of Executive under the Agreement shall be reduced to the extent necessary (but not below zero) so that such aggregate amounts shall not be a parachute payment. For purposes of determining any limitation under this Section 3(D)(ii): (a) no portion of any benefit the receipt or enjoyment of which Executive shall have effectively waived in writing shall be taken into account, and (b) the value of any non-cash benefit or any deferred payment or benefit shall be determined by the Company's independent auditors in accordance with the principles of Sections 280G(d)(3) and (4) of the Code. If the Company's independent auditors determine that payment that would be a parachute payment has been made to Executive hereunder, then the excess of (a) the amount of such payment actually made hereunder over (b) the amount that could be paid hereunder without any amount payable hereunder being a parachute payment, shall constitute a loan by Company to Executive, payable to Company upon demand with interest at the rate provided in Section 1274(d)(2)(B) of the Code commencing as of the date or dates of payment by Company of such excess amount.

     E.   General Waiver and Release. Notwithstanding any provision to the
          --------------------------
contrary in the Agreement, Executive acknowledges that in addition to other conditions set forth in the Agreement, Executive Severance Benefits shall be conditioned upon the prior execution by Executive of a general waiver and release (hereinafter referred to as "Waiver") as described in this Section 3(E), and Executive shall not be eligible for Executive Severance Benefits unless and until Executive has executed the Waiver within ninety (90) days following the later of Executive's termination of employment. The Waiver shall be substantially in the form attached hereto as Exhibit A and shall generally waive all claims Executive has or may have against Company or an Affiliate, and any successors or predecessors thereto, and shall release Company and all Affiliates, and any successors and predecessors thereto, from all liability with respect to any such claims; provided, however, that Executive shall not waive, and there shall be no release with respect to, any claim (other than a claim disputing the validity of this Section 3(E) or the Waiver) of Executive to enforce any one or more of the provisions of the Agreement.

                                   SECTION 4
                                   ---------
                             EXECUTIVE'S COVENANTS
                             ---------------------

     A.   Employee Statement. Executive agrees to abide by the Employee
          ------------------
Statement (including, but not limited to, the Company Statement of Corporate Ethics).

     B.   Covenant Not To Disclose. Executive acknowledges that during the
          ------------------------
course of Executive's employment with Company, Executive has or will have access to and knowledge of certain information and data which Company considers confidential, and that the release of such information or data to unauthorized persons could be detrimental to Company or an Affiliate. As a consequence, Executive hereby agrees and acknowledges that Executive owes a duty to Company not to disclose, and agrees that, during and after the term of Executive's employment, Executive will not communicate, publish or disclose to any person anywhere or use any Confidential Information (as defined below) for any purpose except in accordance with the prior written consent of Company, where necessary or appropriate to carry out Executive's duties as an employee of Company, or as required by law or legal process. Executive will use Executive's best efforts at all times to hold in confidence and to safeguard any Confidential Information from becoming known by any unauthorized person and, in particular, will not permit any Confidential Information to be read, duplicated or copied except in accordance with the prior written consent of the Company, where necessary or appropriate to carry out Executive's duties as an employee of Company, or as may be required by law or legal process. Executive will return to Company all Confidential Information in Executive's possession or under Executive's control when the duties of Executive as an employee of the Company no longer require Executive's possession thereof, or whenever Company shall so request, and, in any event, will promptly return all such Confidential Information if Executive's employment with Company terminates and will not retain any copies thereof. For the purpose of this Agreement, "Confidential Information" shall mean any information or data used by or belonging or relating to Company or an Affiliate which, if disclosed, could be detrimental to Company or an Affiliate, including, but not limited to, any such information relating to Company's, or an Affiliate's, members or insureds, trade secrets, proprietary data and information relating to Company's, or an Affiliate's, past, present or future business, price lists, client lists, processes, procedures or standards, know-how, manuals, business strategies, records, drawings, specifications, designs, financial information, whether or not reduced to writing, or any other information or data which Company advises Executive is Confidential Information.

     C.   Covenant Not to Compete.
          -----------------------

               (i) Executive agrees that during the term of Executive's employment by Company and for a period consisting of the greater of: (i) the period over which any Executive Severance Benefits are to be paid under this Agreement (whether or not payment is accelerated hereunder), or (ii) one year from and after the termination of Executive's employment (such term of employment and applicable subsequent period are referred to collectively herein as the "Noncompetition Period"), Executive will not directly or indirectly, without the express prior written consent of
     Company:

                         (a) own or have any interest in or act as an officer, director, partner, principal, employee, agent, representative, consultant to or independent contractor of, any person, firm, corporation, partnership, business trust, limited liability company or any other entity or business located in or doing business in Company's geographic market which during the Noncompetition Period is engaged in competition in any substantial manner with Company or an Affiliate, provided Executive in any such capacity directly or indirectly performs services in an aspect of such business which is competitive with Company or an Affiliate;

                         (b) divert or attempt to divert clients, customers or accounts of Company which are clients, customers or accounts during the Noncompetition Period; or

                         (c) hire, or attempt to solicit to hire, for any other person, firm, company, corporation, partnership, business trust, limited liability company or any other entity, whether or not owned (in whole or in part) by Executive, any current employee of Company as of the time of such hire or attempt to solicit to hire or former employee of Company who has been employed by Company within the twelve-month period immediately preceding the date of such hire or attempt to solicit to hire.

               (ii) With respect to Executive's obligations under this Section 4(C), Executive acknowledges that Company's geographic market is: (a) the State of Missouri; and (b) a seventy-five (75) mile radius surrounding each of St. Louis, Missouri and Kansas City, Missouri.

               (iii) The restrictions contained in this Section 4(C) are considered by the parties hereto to be fair, reasonable and necessary for the protection of the legitimate business interests of Company.

               (iv) Executive acknowledges that Executive's experience and capabilities are such that, notwithstanding the restrictions imposed in this Section 4(C), he believes that he can obtain employment reasonably equivalent to his position with Company, and an injunction against any violation of the provisions of this Section 4(C) will not prevent Executive from earning a livelihood reasonably equivalent to that provided through his position with Company.

     D.   Certain Remedies.
          ----------------

               (i) Recognizing that irreparable injury will result to Company in the event of the breach or threatened breach of any of the foregoing covenants and assurances by Executive contained in this Section 4, and that Company's remedies at law for any such breach or threatened breach will be inadequate, if after written notice of breach delivered or mailed to Executive in accordance with Section 6(B) hereof Executive takes no satisfactory action to remedy such breach and abide by this Agreement, or absent such notice in the event such breach cannot be remedied, then Company, in addition to such other rights or remedies which may be available to it (including, without limitation, recovery of monetary damages from Executive), shall be entitled to an injunction, including a mandatory injunction, to be issued by any court of competent jurisdiction ordering compliance with this Agreement or enjoining and restraining Executive, and each and every person, firm or company acting in concert or participation with Executive, from the continuation of such breach and, in addition thereto, Executive shall pay to Company all ascertainable damages, including costs and reasonable attorneys' fees, sustained by Company by reason of the breach or threatened breach of said covenants and assurances.

               (ii) In addition to the remedies described in Section 4(D)(i), in the event of a material breach of this Agreement by Executive Company shall no longer be obligated to pay any benefits to Executive under this Agreement.

               (iii) The covenants and obligations of Executive under this
     Section 4 are each independent covenants and are in addition to and not in lieu of or exclusive of any other obligations and duties of Executive to the Company, whether express or implied in fact or in law.

                                   SECTION 5
                                   ---------
                     AMENDMENT OR TERMINATION OF AGREEMENT
                     -------------------------------------

     Company may terminate this Agreement effective as of any date by giving Executive, in accordance with Section 6(B) hereof, at least one hundred eighty
(180) days' prior written notice of such termination of this Agreement, specifying the effective date of such termination; provided, however, that Company may not terminate this Agreement within twenty-four (24) months following a Change in Control, even if notice of termination of this Agreement was given prior to such Change in Control. No notice of termination of this Agreement shall be given any effect whatsoever, and Executive's and Company's obligations under this Agreement shall continue as if such notice of termination had not been given, in the event that, while this Agreement remains in effect during the notice period, a Change in Control occurs and/or Executive incurs termination for Cause, Involuntary Termination or Proper Reason Termination. Regardless of anything to the contrary in this Agreement, no termination of this Agreement shall terminate Executive's obligations under Sections 4(A) and (B) of this Agreement. Company and Executive may amend this Agreement at any time by written instrument signed by Company and Executive.

                                   SECTION 6
                                   ---------
                                 MISCELLANEOUS
                                 -------------

     A.   Employment. This Agreement does not, and shall not be construed to,
          ----------
give Executive any right to be retained in the employ of Company, and no rights granted under this Agreement shall be construed as creating a contract of employment. The right and power of Company to dismiss or discharge Executive "at will" is expressly reserved.

     B.   Notice. For the purpose of this Agreement, notices and all other
          ------
communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, addressed as follows:

          If to the Company:

                    Human Resources Department
                    Attention: Vice President of Human Resources
                    1831 Chestnut Street
                    St. Louis, MO 63I03-2275

          If to Executive:

                    Last known address shown on records of Company

or to such other address as either party may have furnished to the other in writing, except that notice of change of address shall be effective only upon receipt.

     C.   Entire Agreement. This Agreement cancels and supersedes all previous
          ----------------
and contemporaneous agreements (other than the Officer Agreement) relating to the subject matter of this Agreement, written or oral, between the parties hereto and contains the entire understanding of the parties hereto and shall not be amended, modified or supplemented in any manner whatsoever except as otherwise provided herein.

     D.   Captions. The headings of the sections of this Agreement have been
          --------
inserted for convenience of reference only and shall in no way restrict or otherwise modify any of the terms or provisions hereof.

     E.   Governing Law. This Agreement and all rights and obligations of the
          -------------
parties hereunder shall be governed by, and construed and interpreted in accordance with, the laws of the State of Missouri without regard to that state's choice of law provisions.

     F.   Assignment. This Agreement is personal and not assignable by
          ----------
Executive, but it may be assigned by Company, without notice to or consent of Executive, to any assignee provided such assignee agrees to abide by and be bound by the provisions of the Agreement and the Agreement shall thereafter be enforceable by such assignee. During Executive's lifetime the Agreement and all rights and obligations of Executive hereunder shall be enforceable by and binding upon Executive's guardian or other legal representative in the event Executive is unable to act on his own behalf for any reason whatsoever, and upon Executive's death the Agreement and all rights and obligations of Executive hereunder shall inure to the benefit of and be enforceable by and binding upon Executive's Designated Beneficiary.

     G.   Counterparts. This Agreement may be executed in several counterparts,
          ------------
each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

     H.   Binding Arbitration. Any dispute or controversy arising under or in
          -------------------
connection with this Agreement shall be settled exclusively by binding arbitration in St. Louis, Missouri, in accordance with the rules of the American Arbitration Association then in effect; provided, however, that, regardless of anything to the contrary in the rules of the American Arbitration Association, the arbitrator shall have authority to review all findings of fact, determinations of benefits and interpretations of this Agreement made by the Company and to overturn same, and substitute a different finding of fact, determination of benefits or interpretation of this Agreement therefor, if the arbitrator determines, based on the record in such arbitration and such other factors as he determines are relevant, that he would have made a different finding of fact, determination of benefits or interpretation of this Agreement than the Company made in any particular instance. Judgment may be entered on the arbitrator's award in any court having jurisdiction.

     I.   Invalidity of Provisions. In the event that any provision of the
          ------------------------
Agreement is adjudicated to be invalid or unenforceable under applicable law, the validity or enforceability of the remaining provisions shall be unaffected. To the extent that any provision of the Agreement is adjudicated to be invalid or unenforceable because it is overbroad, that provision shall not be void but rather shall be limited only to the extent required by applicable law and shall be enforced as so limited.

     J.   Waiver of Breach. Failure of Company to demand strict compliance with
          ----------------
any of the terms, covenants or conditions hereof shall not be deemed a waiver of that term, covenant or condition, nor shall any waiver or relinquishment by Company of any right or power hereunder at any one time or more times be deemed a waiver or relinquishment of that right or power at any other time or times.

     K.   Pronouns. Pronouns in this Agreement used in the masculine gender
          --------
shall also include the feminine gender.

     L.   Withholding of Taxes. Company shall cause taxes to be withheld from
          --------------------
amounts paid pursuant to the Agreement as required by law, and to the extent deemed necessary by Company may withhold from amounts payable to Executive by Company outside of the Agreement amounts equal to any taxes required to be withheld from payments made pursuant to the Agreement, unless Executive has previously remitted the amount of such taxes to Company.

     M.   Successors and Assigns. This Agreement shall be binding upon and inure
          ----------------------
to the benefit of any successors and/or assigns of the Company.

THIS CONTRACT CONTAINS A BINDING ARBITRATION PROVISION WHICH MAY BE ENFORCED BY THE PARTIES.

IN WITNESS WHEREOF, Company has caused this Agreement to be duly executed in duplicate, and Executive has hereunto set his hand, on the day and year first above written.

                                   RIGHTCHOICE MANAGED CARE, INC.

                                   By /s/ John O'Rourke
                                      ---------------------------

                                   Title  President
                                         ------------------------

     Subscribed and sworn to before me, a Notary Public, this 4/th/ day of January, 1999.

                                    /s/ Deborah R. Staples [Notary Seal]
                                    ----------------------------------------
                                               Notary Public

     My Commission Expires: 08/06/2002
                           ---------------


                                    /s/ Angela F. Braly
                                    ----------------------------------------
                                                Executive


     Subscribed and sworn to before me, a Notary Public, this 4/th/ day of January, 1999.

                                    /s/ Deborah R. Staples [Notary Seal]
                                    ----------------------------------------
                                               Notary Public

     My Commission Expires: 08/06/2002
                           ---------------

                                   EXHIBIT A
                                   ---------

                          GENERAL WAIVER AND RELEASE
                          --------------------------

     This General Waiver and Release ("Waiver") is made and entered into by and among __________________ ("Officer") and RightCHOICE Managed Care, Inc. including its affiliates, officers, directors, agents and employees (the "Company").

     WHEREAS, Officer's active employment ended on _______________, 19__ and Officer wants to begin receiving benefits under the Officer Severance Agreement ("Severance Agreement"), previously entered into between Officer and Company; and

     WHEREAS, among other conditions, the Severance Agreement specifically requires Officer to execute this Waiver in order to receive such severance benefits;

     NOW THEREFORE, for and in consideration of the covenants and undertakings herein set forth, and for other good and valuable consideration, which each party hereby acknowledges, it is agreed as follows:

     1. Officer represents and warrants that, as of the date of this Waiver, to the best of his knowledge, no circumstances exist or have existed which could result in Officer's termination for Cause or a suspension or termination of benefits under the Severance Agreement as provided in the Severance Agreement. Regardless as to the reason for termination, Officer agrees not to apply for rehire at the Company, it's subsidaries, affiliates or parent.

     2. Based on the representations and warranties provided by Officer in clause No. 1 above, Company hereby acknowledges that Officer's termination of employment with Company qualifies as either an Involuntary Termination or a Proper Reason Termination within the meaning of the Severance Agreement.

     3. Officer agrees that he will not in any way disparage the Company or its parent, subsidiary or other affiliated entities, or their respective current or former officers, directors and/or employees. Officer further agrees that he will not make or solicit any comments, statements or the like to the media or to others that may be considered to be derogatory or detrimental to the good name or business reputation of any of the aforementioned parties or entities. Company specifically reserves the right to suspend or terminate benefits under the Severance Agreement, if, subsequent to the execution of this Waiver, Company becomes aware of information, or an event occurs, which indicates noncompliance with this section or which would otherwise result in a suspension or termination of such benefits in accordance with the provisions of the Severance Agreement.

     4. Officer agrees to, and does hereby, remise, release, and forever discharge Company, and each and every one of its parent, subsidiary and other affiliated entities, and their respective agents, officers, executives, employees, successors, predecessors, attorneys, trustees, directors, and assigns (hereafter in this Section 4, all of the foregoing shall be included in the term "Company"), from and with respect to all matters, claims, charges, demands, damages, causes of action, debts, liabilities, controversies, judgments, and suits of every kind and nature whatsoever, foreseen or unforeseen, known or unknown, which have arisen or may arise between Officer and Company including, but not limited to, those in any way related to Officer's employment and/or termination.

     Officer further agrees that he will not file suit or otherwise submit any other charge, claim, complaint, or action to any agency, court, organization, or judicial forum (nor will he permit any person, group of persons, or organization to take such action on his behalf) against Company arising out of any actions or non-actions that have occurred on the part of Company. Such claims, complaints, and actions include, but are not limited to, any based on alleged breach of an actual or implied contract of employment between Officer and Company, or any claim based on alleged unjust or tortious discharge (including any claim of fraud, negligence, or intentional infliction of emotional distress, any claim of discrimination and/or harassment based on race, age, disability, taking a leave protected under the Family and Medical Leave Act of 1993, and/or any other basis, any claim of retaliation, any allegations of metal pain and suffering, loss of reputation, humiliation or deprivation of Officer's legal rights and any claim for lost salary, damages of any type or description (including, without limitation, punitive, compensatory or statutory), expenses of any type or description (including, without limitation, attorney's fees)), any arising under the Civil Rights Act of 1964, 42 U.S.C. (S) 2000e et seq., the Age
                                                  ------
Discrimination in Employment Act, 29 U.S.C. (S) 621 et seq., the Fair Labor
                                                    ------
Standards Act of 1938, 29 U.S.C. (S) 201 et seq., the Rehabilitation Act of
                                         ------
1973, 29 U.S.C. (s) 701 et seq., the Americans with Disabilities Act, 42 U.S.C.
                        ------
(s) 2101, the Civil Rights Act of 1871, 42 U.S.C. (S) 1981, the Family and Medical Leave Act of 1993, 19 U.S.C. (S) 2601 et seq., the Missouri Human Rights
                                              --
Act, (S) 213.010 RSMo et seq., the Missouri Workers Compensation law, (S) 287
                      ------
RSMo et seq., the Missouri Service Letter Statute, (S) 290.140 RSMo, or any
     ------
other federal, state, or local statutes or ordinances. Officer further agrees that in the event that any person or entity should bring such a charge, claim, complaint, or action on his behalf, he hereby waives and forfeits any right to recovery under said claim and will exercise every good faith effort to have such claim dismissed. Officer affirms that he has no charge, claim, complaint or action against Company pending in any government agency or court.

     Notwithstanding the above, Officer shall not waive, and there shall be no release with respect to, any claim (other than a claim disputing the validity of section 3(D) of the Severance Agreement or the provisions of this Waiver) of Officer to enforce any one or more of the provisions of the Severance Agreement.

     5.   Pending Lawsuit. Officer agrees to make himself available upon three
          ---------------
days notice from Company, or its attorneys, to be deposed, to testify at a hearing or trial or to accede to any other reasonable request by Company in connection with any lawsuit either currently pending against Company or any lawsuit filed after Officer's separation that involves issues relating to Officer's job responsibilities or to decisions made by him during his employment with Company.

     6.   Injunctive Relief. In the event of a breach or threatened breach of
          -----------------
any of Officer's duties and obligations under this Waiver, Company shall be entitled, in addition to any other legal or equitable remedies Company may have in connection therewith (including any right to damages that Company may suffer), to a temporary, preliminary and/or permanent injunction restraining such breach or threatened breach.

     7.   Invalidity of Provisions. In the event that any provision of this
          ------------------------
Waiver is adjudicated to be invalid or unenforceable under applicable law, the validity or enforceability of the remaining provisions shall be unaffected. To the extent that any provision of this Waiver is adjudicated to be invalid or unenforceable because it is overbroad, that provision shall not be void but rather shall be limited only to the extent required by applicable law and enforced as so limited.

     8.   Knowing and Voluntary Waiver. Officer hereby acknowledges that he is
          ----------------------------
entering into this Waiver knowingly and voluntarily and understands that he is waiving valuable rights he may otherwise be entitled to.

     9.   Governing Law. This Waiver shall be construed and governed by the laws
          -------------
of the State of Missouri, excluding its choice of law provisions.

     10.  Gender. Provisions in this Waiver used in the masculine gender shall
          ------
also include the feminine gender, as appropriate.

     11.  Successors and Assigns. This Waiver shall be binding upon and inure to
          ----------------------
the benefit of any successors or assigns of Officer or Company.

     12.  Defined Terms. Unless otherwise defined herein, capitalized terms used
          -------------
herein shall have the meanings assigned to them in the Severance Agreement.

     13.  Miscellaneous. The foregoing Waiver constitutes the entire agreement
          -------------
among the parties and there are no other understandings or agreements, written or oral, among them on this subject. Separate copies of the document shall constitute original documents which may be signed separately but which together will constitute one single agreement. This Waiver will not be binding on any party, however, until signed by all parties or their representatives.

     IN WITNESS WHEREOF, the undersigned have executed this General Waiver and Release.


     I HAVE READ THIS GENERAL WAIVER AND RELEASE, UNDERSTANDING ALL ITS TERMS, AND SIGN IT AS MY FREE ACT AND DEED.

Date:___________________________, ____________________________________________
                                   Officer
     Subscribed and sworn to before me, a Notary Public, this _____________day of _________________, _________________.

                                   ___________________________________________
                                   Notary Public

My Commission Expires:

     I HAVE READ THIS GENERAL WAIVER AND RELEASE, UNDERSTANDING ALL ITS TERMS, AND SIGN IT ON BEHALF OF COMPANY AS THE FREE ACT AND DEED OF COMPANY.

Date:______________________

                                        COMPANY

                                   By:    ____________________________________

                                   Name:  ____________________________________

                                   Title: ____________________________________




     Subscribed and sworn to before me, a Notary Public, this _____________day of ___________________, _______________________.



                                   ___________________________________________
                                   Notary Public

My Commission Expires: